UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 1, 2005

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On February 1, 2005, the Board of Directors of Oshkosh Truck Corporation (the “Company”) approved a form of restricted stock award agreement for non-employee directors under the Company’s 2004 Incentive Stock and Awards Plan (the “Plan”) and also approved, upon recommendation of the Human Resources Committee of the Board (the “Committee”) as administrator of the Plan, awards to non-employee directors of (i) restricted stock under the Plan for which such form of restricted stock award agreement will serve as the award agreement and (ii) options to purchase shares of common stock of the Company under the Plan for which the form of stock option award agreement has previously been filed with the Securities and Exchange Commission.

        The form of restricted stock award agreement for non-employee directors referred to above is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan Restricted Stock Award Agreement for Non-Employee Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION

Date: February 3, 2005	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated February 1, 2005

Exhibit
Number

(10.1)	Form of Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan Restricted Stock Award Agreement for Non-Employee Directors.